SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) August 31, 1999





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)



                      1465 Kelly Johnson Boulevard
                       Colorado Springs, Colorado               80920
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


Registrant's telephone, including area code:  (719) 531-9444

                                 Not applicable
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5: Other Information:

     (1) The following Second Quarter 1999 Interim Report to Shareholders, dated August 6, 1999, has been mailed by the Registrant to its Shareholders:

[OUTSIDE COVER OF REPORT]

Simtek Corporation
1465 Kelly Johnson Blvd. #301
Colorado Springs, CO 80920

[SIMTEK'S LOGO - GRAPHIC OMITTED]

SECOND
QUARTER 1999
INTERIM REPORT

[END OF OUTSIDE COVER]
--------------------------------------------------------------------------------
To Our Shareholders:

This report covers the quarter ended June 30, 1999. Shareholders who desire further disclosure information may request the following reports from the Securities and Exchange Commission or from Simtek Corporation: Annual Reports on Form 10-KSB and Quarterly Reports on Form 10-
QSB.

Simtek Corporation ("Simtek" or the "Company") recorded net product sales of $1,937,669 for the second quarter of 1999 and $3,306,307 for the six months ended June 30, 1999 up from the $1,801,948 recorded for the second quarter 1998 and down from the $3,341,279 for the six months ended June 30, 1998. The product sales were from the Company's 4 kilobit, 16 kilobit, 64 kilobit and 256 kilobit nvSRAM product families. The increase in net sales for the three months ended June 30, 1999 were primarily from sales of the Company's nvSRAM products in the Far East returning to their historic levels with the Company. The decrease in net sales for the six months ended June 30, 1999 was primarily due to decreased product demand in Europe for the entire period and the Far East during the first quarter.

The Company saw a decrease of approximately 7% in gross margins in the three months and six months ended June 30, 1999 as compared to the same periods in 1998. The decrease in gross margin was due primarily to a decrease in average selling prices associated with large production volume orders and a decrease in product sales from the high end industrial and military products in the first three months of 1999.

Total operating expenses saw an approximate decrease of $74,000 in the three and six months ended June 30, 1999 as compared to the same two periods in 1998. Research and development saw the largest decrease of approximately $98,000 and $84,000, respectively. This decrease was primarily due to the Company's additional costs associated with the installation of its 64 kilobit and 256 kilobit products based on 0.8 micron technology into Chartered during the first six months ended June 30, 1998. Administration showed a decrease of approximately $6,000 and $14,000, respectively, which was primarily due to a decrease in headcount. Sales and Marketing saw an increase of approximately $30,000 and $24,000, respectively. This increase was primarily due to increased headcount.

                                                                  August 6, 1999

The Company recorded a net income of $27,420 in the second quarter of 1999 and a net loss of $40,965 for the six months ended June 30, 1999 as compared to a net income of $53,288 for the second quarter of 1998 and a net income of $178,309 for the six months ended June 30, 1998. The decrease in net income was primarily due to decreased gross margins.

The Company's ability to restore profitability will depend primarily on its ability to continue reducing manufacturing costs and increasing net product sales by improving the availability of existing products and by the introduction of new products. In July 1999, the Company introduced its AutoStorePlus part which is intended to be a direct replacement for competitors' encapsulated battery-backed RAMs. The Company believes that this part will eliminate socket requirements, improve system reliability and reduce manufacturing costs for systems manufacturers currently using battery-backed RAMs. The Company is currently deciding which new or derivative product it will develop next.

The following Statements of Operations compare the three months and six months ended June 30, 1999 with the three months and six months ended June 30, 1998. The Balance Sheet is shown as of June 30, 1999 and December 31, 1998.

We at Simtek appreciate your continued support.

Sincerely,



DOUGLAS MITCHELL
President and CEO

--------------------------------------------------------------------------------------------
Balance Sheet
--------------------------------------------------------------------------------------------

                                                         June 30,             December 31,
                                                           1999                   1998
                                                      --------------        ----------------

                                    ASSETS
                                    ------
CURRENT ASSETS:
Cash and cash equivalents                              $ 1,923,643            $ 2,149,820
Certificate of deposit, restricted                         354,630                100,000
Accounts receivable  -  trade, net                       1,187,416                744,754
Inventory, net                                             696,598                915,905
Prepaid expenses and other                                  40,295                 47,703
                                                       ----------------------------------

Total current assets                                     4,202,582              3,958,182

EQUIPMENT AND FURNITURE,  net                              190,514                221,119

OTHER ASSETS                                                55,021                 60,616
                                                       ----------------------------------

TOTAL ASSETS                                           $ 4,448,117            $ 4,239,917
                                                       ==================================

                      LIABILITIES AND SHAREHOLDER'S EQUITY
                      ------------------------------------

CURRENT LIABILITIES:
Accounts payable:                                      $   476,645            $   251,015
Accrued expenses                                           204,769                232,837
Accrued wages                                              221,475                222,948
Accrued vacation payable                                    89,553                 70,743
Payable to ZMD                                             130,153                130,153
                                                       ----------------------------------
          Total current Liabilities                      1,122,595                907,696

CONVERTIBLE DEBENTURES                                   1,500,000              1,500,000

COMMITMENTS AND CONTINGENCIES


SHAREHOLDER'S EQUITY:

Preferred stock, $1.00 par value;  2,000,000 shares
    authorized, none issued and outstanding                     -                       -
Common stock, $.01 par value;  80,000,000 shares
    authorized, 28,955,226 and 28,745,226 shares
    issued and outstanding at June 30, 1999 and
    December 31, 1998, respectively                        289,552                287,452
Additional paid-in capital                              29,793,041             29,760,875
Accumulated deficit                                    (28,257,071)           (28,216,106)
                                                       ----------------------------------
Shareholder's equity                                     1,825,522              1,832,221
                                                       ----------------------------------

TOTAL LIABILITIES AND SHAREHOLDER'S EQUITY             $ 4,448,117            $ 4,239,917
                                                       ==================================

------------------------------------------------------------------------------------------

OTC Electronic Bulletin Board                        Registrar and Transfer Agent
System Symbol:                                       Continental Stock Transfer and Trust
SRAM                                                 2 Broadway
                                                     New York,  NY   10004

-------------------------------------------------------------------------------------------------
Statement of Income
-------------------------------------------------------------------------------------------------


                                         Three Months Ended June 30,    Six Months Ended June 30,

                                            1999          1998             1999          1998
                                            ----          ----             ----          ----

NET SALES                                $1,937,669    $1,801,948       $3,306,307    $3,341,279

Cost of sales                             1,214,699     1,015,389        2,034,096     1,824,600
                                         -------------------------------------------------------

GROSS MARGIN                                722,970       786,559        1,272,211     1,516,679

OPERATING  EXPENSES:
    Design, research and development        318,804       416,484          631,730       715,884
    Administrative                          103,602       109,243          209,950       224,405
    Marketing                               238,382       209,083          426,125       401,647
                                         -------------------------------------------------------

          Total operating expenses          660,788       734,810        1,267,805     1,341,936

INCOME FROM OPERATIONS:                      62,182        51,749            4,406       174,743
                                         -------------------------------------------------------

OTHER INCOME  (EXPENSE)

   Interest income  (expense), net          (10,502)        4,352          (20,519)       18,769
   Other income (expense), net              (24,260)       (2,813)         (24,852)       (4,843)
                                         -------------------------------------------------------

         Total other income (expense)       (34,762)        1,539          (45,371)       13,926
                                         -------------------------------------------------------

NET INCOME (LOSS) BEFORE TAXES               27,420        53,288          (40,965)      188,669
    Provision for income taxes                    -             -                -        10,360
                                         -------------------------------------------------------

NET INCOME  (LOSS)                       $   27,420    $   53,288       $  (40,965)   $  178,309
                                         =======================================================

BASIC AND DILUTED EPS                    $      0.0    $      0.0       $      0.0    $     0.01
                                         =======================================================

BASIC WEIGHTED AVERAGE SHARES
    OUTSTANDING                          28,955,226    28,708,826       28,892,187    28,708,826
EFFECTIVE OF DILUTIVE OPTIONS               987,504     1,969,713                -     2,056,008
                                         -------------------------------------------------------

DILUTIVE SHARE OUTSTANDING               29,942,730    30,678,539       28,892,187    30,764,834
                                         =======================================================


-------------------------------------------------------------------------------------------------
Directors and Officers
-------------------------------------------------------------------------------------------------

Mr.Douglas Mitchell                                    Mr. Harold Blomquist,  Director
CEO, Director

Dr. Klaus Wiemer,  Director                            Dr. Robert Keeley,  Director

Mr. John Heightley,  Director

-------------------------------------------------------------------------------------------------


Home Page:                                             E-Mail
http://www.simtek.com                                  info@simtek.com

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


August 31, 1999                               By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (Acting)